REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees and Shareholders of
Eaton Vance California Municipal
Income Trust, Eaton Vance Florida
Municipal Income Trust, Eaton
Vance Massachusetts Municipal
Income Trust, Eaton Vance
Michigan Municipal Income Trust,
Eaton Vance New Jersey Municipal
Income Trust, Eaton Vance New
York Municipal Income Trust, Eaton
Vance Ohio Municipal Income
Trust, and Eaton Vance
Pennsylvania Municipal Income
Trust:
In planning and performing our
audits of the financial statements of
Eaton Vance California Municipal
Income Trust, Eaton Vance Florida
Municipal Income Trust, Eaton
Vance Massachusetts Municipal
Income Trust, Eaton Vance
Michigan Municipal Income Trust,
Eaton Vance New Jersey Municipal
Income Trust, Eaton Vance New
York Municipal Income Trust, Eaton
Vance Ohio Municipal Income
Trust, and Eaton Vance
Pennsylvania Municipal Income
Trust (individually, the "Trust",
collectively, the "Trusts"), as of and
for the year ended November 30,
2007, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered their internal
control over financial reporting,
including control over safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion on
the financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of the Trusts'
internal control over financial
reporting.  Accordingly, we express
no such opinion.
The management of the Trusts is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls.  A trust's internal control
over financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles.  A trust's internal control
over financial reporting includes
those policies and procedures that (1)
pertain to the maintenance of records
that, in reasonable detail, accurately
and fairly reflect the transactions and
dispositions of the assets of the
trusts; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial statements in
accordance with generally accepted
accounting principles, and that
receipts and expenditures of the
trusts are being made only in
accordance with authorizations of
management and trustees of the
trusts; and (3) provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use, or disposition of a
trust's assets that could have a
material effect on the financial
statements.
Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with
the policies or procedures may
deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
or detect misstatements on a timely
basis.  A material weakness is a
deficiency, or a combination of
deficiencies, in internal control over
financial reporting, such that there is
a reasonable possibility that a
material misstatement of the trusts'
annual or interim financial
statements will not be prevented or
detected on a timely basis.
Our consideration of the Trusts'
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States).  However, we
noted no deficiencies in the Trusts'
internal control over financial
reporting and their operation,
including controls for safeguarding
securities, that we consider to be a
material weakness, as defined above,
as of November 30, 2007.
This report is intended solely for the
information and use of management
and the Trustees of Eaton Vance
California Municipal Income Trust,
Eaton Vance Florida Municipal
Income Trust, Eaton Vance
Massachusetts Municipal Income
Trust, Eaton Vance Michigan
Municipal Income Trust, Eaton
Vance New Jersey Municipal
Income Trust, Eaton Vance New
York Municipal Income Trust, Eaton
Vance Ohio Municipal Income
Trust, and Eaton Vance
Pennsylvania Municipal Income
Trust and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 15, 2008